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                                                                     Exhibit (m)

                                COLUMBIA FUNDS*

     RULE 12B-1 DISTRIBUTION PLAN APPLYING TO CLASS A, B, C, D AND G SHARES

         Each of the Columbia Funds (each a "Fund" and together the "Funds") hereby adopts the following distribution plan (the "Plan") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"), for the purpose of providing personal service and/or the maintenance of shareholder accounts and to facilitate the distribution of shares of each Fund. This Plan applies only to the Class A, Class B, Class C, Class D and Class G shares of each Fund.

1.       PLAN

         1.1 CLASS A, B, C AND D SHARES

                  1.1.1 Each Fund with Class A, B, C or D shares shall pay to Liberty Funds Distributors, Inc. , or any other person retained by the Funds pursuant to the terms of a distribution agreement approved by the Board of Directors (each such person so acting from time to time, the "Distributor") as compensation for acting as the distributor of the Fund's shares (i) a service fee which shall be calculated and accrue daily at an annual rate of up to 0.25% of the average daily net assets of its Class A, B, C and D shares and (ii) a distribution fee which shall be calculated and accrue daily at an annual rate of up to (x) 0.10% of the average daily net assets of its Class A shares (except that neither the Columbia International Stock Fund, Inc. nor the Columbia Strategic Value Fund, Inc. will have a distribution fee for their Class A Shares) and (y) 0.75% of the average daily net assets of its Class B, C and D shares. The initial service and distribution fees for Class A, B, C and D shares approved by each Fund's board of directors shall be as set forth on Schedule B to this Agreement.

                  1.1.2 Payments to the Distributor under subsection 1.1.1(ii) above pursuant to the terms of a distribution agreement shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Fund shares. These expenses and activities may include but are not limited to: (a) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Fund shares; (b) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (c) expenses incurred in connection with printing and mailing prospectuses and Statements of Additional Information to other than current shareholders; (d) periodic payments or commissions to one or more securities dealers, brokers, financial institutions and other industry professionals ("Service Organizations") with respect to the Funds' shares beneficially owned by customers for whom the Service Organization is the shareholder of record; (e) the direct and indirect cost of financing the payments or expenses included in (a) and (d) above; or (f) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 or rules and regulations thereunder.

         1.2  CLASS G SHARES



--------
* See Schedule A to this Plan

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                  1.2.1 Each Fund with Class G shares shall pay to (i) a
Distributor, as the distributor of the Class G shares, a distribution fee which shall be calculated and accrue daily at an annual rate of up to 0.65% of the average daily net assets of its Class G shares and (ii) Service Organizations an annual service fee for (x) Shareholder Liaison Services provided with respect to Class G shares of their customers which shall be calculated and accrue daily at an annual rate of up to 0.25% of the average daily net assets of the Fund's Class G shares and (y) Administrative Support Services provided with respect to Class G shares of their customers which shall be calculated and accrue daily at an annual rate of up to 0.25% of the average daily net assets of the Fund's Class G shares, which Class G shares are owned of record or beneficially by the Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. The initial distribution fee and service fees for the Class G shares approved by each Fund's board of directors shall be as set forth on Schedule B to this Agreement.

                  1.2.2 Payments to the Distributor under subsection 1.2.1(i) above shall be used by the Distributor as described in subsection 1.1.2.

                  1.2.3 Payments to a Service Organization under subsection 1.2.1(ii)(x) above for Shareholder Liaison Services shall be provided pursuant to a shareholder servicing agreement ("Servicing Agreement") approved by the Fund's Board of Directors. Payments to a Service Organization under subsection 1.2.1(ii)(y) above for Administrative Support Services shall be provided pursuant to a Servicing Agreement approved by the Fund's Board of Directors. Any organization providing distribution services to the Funds may also become a Service Organization and receive fees for Shareholder Liaison Services and Administrative Support Services pursuant to a Servicing Agreement under this Plan.

                  1.2.4 Shareholder Liaison Services provided to Class G shares under the Distribution and Services Plan referred to in subsection 1.2.1(ii) above means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc., such as responding to customers inquiries and providing information on their investments.

                  1.2.5 Administrative Support Services provided to Class G shares under the Distribution and Services Plan referred to in subsection 1.2.1(ii) above may include, but are not limited to, (a) transfer agent and subtransfer agent services for beneficial owners of Class G shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G shares; (d) processing dividend payments; (e) providing sub-accounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, divided and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

         1.3 Amounts payable under this Section 1 are subject to any limitations prescribed by applicable laws or rules.

2.       PAYMENTS OF FEES UNDER THE PLAN


                                       2
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         Each Fund shall make all payments of service and distribution fees under this Plan to Liberty Funds Distributor, Inc. (the "Distributor") monthly, on the 20th day of each month or, if such day is not a business day, on the next business day thereafter. No Fund shall pay, nor shall the Distributor be entitled to receive, any amount under this Plan if such payment would result in the Distributor receiving amounts in excess of those permitted by applicable law or by rules of the National Association of Securities Dealers, Inc.

3.       REPORTING

         The Distributor shall provide to each Fund's directors, and the directors shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

4.       OTHER PAYMENTS AUTHORIZED

         Nothing in this Plan shall prohibit a Fund's investment adviser from making payments out of its own funds for distribution or services costs.

5.       EFFECTIVE DATE

         This Plan shall not take effect with respect to a Fund until the Plan, together with any related agreements, has been approved by votes of a majority of both (a) the Fund's Board of Directors and (b) those directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "independent directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

6.       CONTINUATION; AMENDMENT; TERMINATION

         This Plan shall continue in effect with respect to Class A, Class B, Class C, Class D and Class G shares only so long as specifically approved for that class at least annually as provided in the manner provided for in Section
5. The Plan may not be amended to increase materially the service fee or distribution fee set forth in Section 1 with respect to a class of shares without approval of a majority of the outstanding shares of the class, and all material amendments of the Plan must be approved in the manner provided for approval in Section 5. The Plan may be terminated with respect to any Fund or to any class of shares at any time, without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Funds' directors who are not interested persons (as defined under the Act) of the Funds is effected by such non-interested directors as required by the Rule.

7.       RECORDS

         Each Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant Section 3 for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

                        Approved by the Board Directors as of July 31, 2002. Amended by the Board of Directors on September 30, 2003.



                                       3
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* SCHEDULE A


Columbia Common Stock Fund, Inc.
Columbia Growth Fund, Inc.
Columbia International Stock Fund, Inc.
Columbia Special Fund, Inc.
Columbia Small Cap Fund, Inc.
Columbia Real Estate Equity Fund, Inc.
Columbia Technology Fund, Inc.
Columbia Strategic Value Fund, Inc
Columbia Balanced Fund, Inc.
         (each of the preceding nine funds, an "equity fund")

Columbia Short Term Bond Fund, Inc.
Columbia Fixed Income Securities Fund, Inc.
Columbia Oregon Municipal Bond Fund, Inc.
Columbia High Yield Fund, Inc.
Columbia National Municipal Bond Fund, Inc.
         (each of the preceding five funds, a "bond fund")



Dated as of the effective date of the Columbia Funds Rule 12b-1 Distribution
Plan



                                      A-1
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SCHEDULE B

Initial Service Fees and Distribution Fee for the following classes of shares of the Funds:

CLASS A:
              For all Funds except the International Stock Fund and Strategic Value Fund:
                  0.15% service fee and
                  0.10% distribution fee (0.25% total)

CLASS A:
              For the International Stock Fund and Strategic Value Fund:
                  0.25% service fee and
                  0.00% distribution fee (0.25% total)

CLASS B:      0.25% service fee and
              0.75% distribution fee (1.00% total)

CLASS C:      0.25% service fee and
              0.75% distribution fee (1.00% total)

CLASS D:      0.25% service fee and
              0.75% distribution fee (1.00% total)

CLASS G:
              For each of the equity funds on SCHEDULE A:
                  0.45% distribution fee,
                  0.25% service fee for Shareholder Liaison Services and 0.25% service fee for Administrative Support Services (0.95% total)

              For each of the bond funds on SCHEDULE A:
                  0.40% distribution fee,
                  0.20% service fee for Shareholder Liaison Services and 0.20% service fee for Administrative Support Services (0.80% total)




Dated as of July 31, 2002
Amended on September 30, 2003


                                      B-1
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                                                                    Exhibit (h2)

             PRICING, BOOKKEEPING AND FUND ADMINISTRATION AGREEMENT

         AGREEMENT dated as of July 1, 2002, between each investment company listed on Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies advised by an affiliate of Columbia Management Group, Inc. ("CMG") or to delete one or more of such investment companies), each of such investment companies acting severally on its own behalf and not jointly with any of such other investment companies (each of such investment companies being hereinafter referred to as the "Fund"), and Colonial Management Associates, Inc., a Massachusetts corporation ("CMA"). Each Fund may have multiple classes of shares. The Fund and CMA agree as follows:

         1. Appointment. The Fund appoints CMA as agent to perform the pricing and bookkeeping services described below for each Fund on the effective date set forth in Appendix I as amended from time to time.

         2. Services. CMA shall (i) provide fund accounting oversight of State Street Bank ("SSB") who will provide the Fund's daily fund accounting services, including the determination of timely communication to persons designated by the Fund the Fund's net asset value and offering price per share; (ii) maintain and preserve in a secure manner the accounting records of the Fund; (iii) provide fund administration, including daily prospectus, investment restrictions, and Investment Company Act of 1940 compliance review, tax and distribution management, expense budgeting, performance reporting and statistical analysis, financial reporting and board reporting; and (iv) provide disaster planning to minimize possible service interruption to the Funds.

         3. Audit, Use and Inspection. CMA shall make available on its premises during regular business hours all records of the Fund for reasonable audit, use and inspection by the Fund, its agents and any regulatory agency having authority over the Fund.

         4. Compensation. Each Fund shall pay for the services provided in the agreement the Fee set forth in appendix II.

         5. Compliance. CMA shall comply with applicable provisions relating to pricing and bookkeeping of the prospectus and statement of additional information of the Fund and applicable laws and rules, including each Fund's articles of incorporation, bylaws and policies adopted by its board of directors in the provision of services under this Agreement.

         6. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of CMA, or reckless disregard of its obligations and duties hereunder, CMA shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

         7. Amendments. The Fund shall submit to CMA a reasonable time in advance of filing with the Securities and Exchange Commission copies of any changes in its Registration Statements. If a change in documents or procedures materially increases the cost to CMA of performing its obligations, CMA shall be entitled to receive reasonable additional compensation.

         8. Duration and Termination, etc. This Agreement may be changed only by writing executed by each party. This Agreement: (a) shall continue in effect from year to year so long as approved annually by vote of a majority of the Directors who are not affiliated with CMA; (b) may be terminated at any time without penalty by sixty days' written notice to either party; and (c) may be terminated at any time for cause by either party if such cause remains unremedied for a reasonable period not to exceed thirty days after receipt of written specification of such cause. Paragraph 6 of this Agreement shall survive termination. If the Fund designates a successor to any of CMA's obligations, CMA shall, at the expense and direction of the Fund, transfer to the successor all Fund records maintained by CMA.

         9. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by CMA under this Agreement, CMA may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors (other than SSB) selected by CMA subject to approval from an officer of each Fund for which the services will be provided by subcontractor, provided that CMA shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. Except as otherwise provided in paragraph 4 herein, all costs and expenses associated with services provided by any such third parties shall be borne by CMA or such parties.

         10. Miscellaneous. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                     THE FUNDS LISTED ON APPENDIX I


                              JEFF B. CURTIS
                     -----------------------------------------------------------
                     By: Jeff B. Curtis
                     Title:  President


                     COLONIAL MANAGEMENT ASSOCIATES


                              JOSEPH R. PALOMBO
                     -----------------------------------------------------------
                     By: Joseph R. Palombo
                     Title: Executive Vice President and Chief Operating Officer

                                   APPENDIX I

                        Columbia Common Stock Fund, Inc.
                          Columbia Balanced Fund, Inc.
                           Columbia Growth Fund, Inc.
                       Columbia Mid Cap Growth Fund, Inc.
                      Columbia Small Cap Growth Fund, Inc.
                     Columbia Real Estate Equity Fund, Inc.
                        Columbia International Fund, Inc.
                         Columbia Technology Fund, Inc.
                     Columbia Strategic Investor Fund, Inc.
                          Columbia Daily Income Company
                   Columbia Fixed Income Securities Fund, Inc.
                       Columbia Short Term Bond Fund, Inc.
                         Columbia High Yield Fund, Inc.
                    Columbia Oregon Municipal Bond Fund, Inc.
                   Columbia National Municipal Bond Fund, Inc.
                               CMG Small Cap Fund
                             CMG Small/Mid Cap Fund
                          CMG International Stock Fund
                            CMG Strategic Equity Fund
                           CMG Enhanced 500 Index Fund
                            CMG Large Cap Growth Fund
                            CMG Large Cap Value Fund
                             CMG Mid Cap Growth Fund
                             CMG Mid Cap Value Fund
                            CMG Small Cap Growth Fund
                            CMG Small Cap Value Fund
                        CMG Emerging Markets Equity Fund
                               CMG High Yield Fund
                        CMG Fixed Income Securities Fund
                            CMG Short Term Bond Fund
                           CMG International Bond Fund
                             CMG Core Plus Bond Fund
                            CMG Government Bond Fund
                             CMG Corporate Bond Fund
                  CMG Mortgage and Asset-Backed Securities Fund


Effective Date:  October 13, 2003

                                   APPENDIX II

         For the services to be rendered under this Agreement, each Fund shall pay to CMA, on a monthly basis, a fee equal to 1/12 of .01 of 1 percent of average daily net assets of the Fund. The fee for a Fund in any year shall not be less than $25,000 or exceed $150,000. Each of the Funds of CMG Fund Trust will not be charged a Fee pursuant to this Agreement.